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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2020 (except Notes 1(d), 2(n), 7, 9, 10, 12, 13 and 15, to which the date is June 21, 2020) included in Amendment No. 2 to the Registration Statement on Form F-1 and related Prospectus of Polypid Ltd., dated June 22, 2020.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global Tel-Aviv, Israel June 22, 2020

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  Exhibit 23.1